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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 MARCH 28, 2000

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                         E-NET FINANCIAL.COM CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NEVADA                      0-24512                         84-1273503
 (STATE OR OTHER               (COMMISSION                     (IRS EMPLOYER
   JURISDICTION                 FILE NUMBER)                 IDENTIFICATION NO.)
 OF INCORPORATION)



              3200 BRISTOL STREET, SUITE 700, COSTA MESA, CA 92626

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (949) 253-4633

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

a. On or about March 28, 2000 e-Net Financial.Com Corporation (the Company) acquired ExpiDoc.com Inc., (the Subsidiary) a California corporation.

All assets, including but not limited to, tangible ones such as computers, servers, and related telecommunications equipment, as well as non-tangible assets such as contracts, on-going business relationships, and "goodwill," are included in the acquisition.

The Company is paying twenty-four thousand (24,000) restricted shares, of the Company's Common Stock, to the former owners, Tony Tseng and Christina Lee, in exchange for all shares issued and outstanding of the Subsidiary. The Company agrees to provide to the Subsidiary $125,000 to be used for working capital. The Company further agrees to leave on the books of the Subsidiary the first $50,000 of revenue generated by the Subsidiary as additional working capital. The purchase agreement is appended hereto as Exhibit 10.1.

It is agreed that the common shares shall be entitled to registration in the event that the Company files a registration statement with the Securities and Exchange Commission during the one-year period of time following the date of the acquisition.

The purchase price of the acquisition based upon the $7.00 per share value of the Company's Common Stock as of a recent date was $168,000.

The purchase price represents approximately 2.5 times the projected annual earnings of the acquisition and is estimated to be approximately 50% of the total investment necessary to operate the Subsidiary over the projected period.

The former owners of the Subsidiary are Tony Tseng and Christina Lee. Both Mr. Tseng and Ms. Lee have signed employment and/or management agreements, either individually or through Document Management Services, Inc., a California corporation, with the Subsidiary. In addition, two key consultants, Mr. Scott Presta and Mr. Vince Rinehart, have also signed management/consulting agreements with the Subsidiary. These agreements run for seven years. These agreements are appended hereto as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6.

Document Services Inc., will receive 50% of pretax profits, up to $1,000,000 annually, 40% of pretax profits between $1,000,001 and $1,800,000, 30% of pretax profits between $1,800,001 and $2,600,000, and 20% of pretax profits over $2,600,000.

In addition, if within the first 12 months there are three consecutive months that average 2,200 or more signings a performance bonus of 20,000 shares of the Company's common stock will be paid. If within the first 24 months there are three consecutive months that average 4,400 or more signings a performance bonus of 20,000 shares of the Company's common stock will be paid. If the Subsidiary is sold during the term of this agreement a performance incentive will be paid equal to 25% of the profit realized from the sale.

Mr. Scott Presta will receive, as compensation, 5% of the net pretax profit each month. In addition, if within the first 12 months there are three consecutive months that average 2,200 or more signings a performance bonus of 2,000 shares of the Company's common stock will be paid. If within the first 24 months there are three consecutive months that average 4,400 or more signings an additional performance bonus of 2,000 shares the of Company's common stock will be paid. If the Subsidiary is sold during the term of this agreement a performance incentive will be paid equal to 2.5% of the profit realized from the sale.

Mr. Vince Rinehart will receive, as compensation, 5% of the net pretax profit each month. In addition, if within the first 12 months there are three consecutive months that average 2,200 or more signings a performance bonus of 2,000 shares of the Company's common stock will be paid. If within the first 24 months there are three consecutive months that average 4,400 or more signings an additional performance bonus of 2,000 shares of the Company's common stock will be paid. If the Subsidiary is sold during the term of this agreement a performance incentive will be paid equal to 2.5% of the profit realized from the sale.

 It is the Company's intention to continue and expand this business. The equipment will be used for the same purposes. The Registrant does not intend to make any material changes in the operations of the Subsidiary.


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ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION, AND EXHIBITS

a.     Financial Statements of Businesses Acquired

       The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required statements will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

b.     Proforma Financial Information

       The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required proforma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

c.     Exhibits--

       10.1 Stock Purchase Agreement

       10.2 Employee Agreement -- Tony Tseng

       10.3 Employee Agreement -- Christina Lee

       10.4 Management Agreement-- Document Services Management. Inc.

       10.5 Consulting Agreement -- Scott Presta

       10.6 Consulting Agreement -- Vince Rinehart

Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DATE MARCH 30, 2000                         E-NET FINANCIAL.COM CORPORATION

                                                  /s/ Michael Roth
                                                   ---------------------------
                                                  Michael Roth, President